Exhibit 32
Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report of Guggenheim Credit Income Fund 2019 on Form 10-Q for the period ended June 30, 2022 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of Guggenheim Credit Income Fund 2019, does hereby certify, to the best of such officer's knowledge and belief, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Guggenheim Credit Income Fund 2019.

Date:	August 12, 2022

/s/ Mathew S. Bloom
MATTHEW S. BLOOM
Chief Executive Officer

Date:	August 12, 2022

/s/ Michael Guss
MICHAEL GUSS
Chief Financial Officer